Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

BY AND AMONG

JDS UNIPHASE CORPORATION,

LUMENTUM HOLDINGS INC.,

AND

LUMENTUM OPERATIONS LLC.

JULY 31, 2015

i

TABLE OF CONTENTS

(CONTINUED)

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of July 31, 2015 (the “Effective Date”), is by and between JDS Uniphase Corporation, a Delaware corporation which is anticipated to be renamed Viavi Solutions, Inc. (“JDSU”), Lumentum Holdings Inc., a Delaware corporation (“Holdings”), and Lumentum Operations LLC, a Delaware corporation (“Lumentum”). Certain terms used in this Agreement are defined in Section 1.1.

R E C I T A L S:

WHEREAS, the Board of Directors of JDSU has determined that it is in the best interests of JDSU and its stockholders to establish Lumentum as a wholly-owned subsidiary and transfer certain assets and liabilities from JDSU to Lumentum pursuant to a CONTRIBUTION AGREEMENT dated concurrently with this Agreement (the “Contribution Agreement”);

WHEREAS, in addition to the matters addressed by the CONTRIBUTION AGREEMENT, the parties desire to enter into this Agreement to set forth the agreement between the parties relating to the transfer of employees between the companies and their respective compensation and benefit plans and programs, the division of assets and liabilities associated with certain employment, compensation and benefit matters, and other matters associated with the replication of certain employee benefit plans and programs;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this section:

“Action” means any demand, action, claim, dispute, charge of discrimination, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that, from, at and after the Effective Time and for purposes of this Agreement and the TRANSACTION DOCUMENTS, no member of the Lumentum Group shall be deemed to be an Affiliate of any member of the Viavi Group, and no member of the Viavi Group shall be deemed to be an Affiliate of any member of the Lumentum Group.

“Assets” shall have the meaning set forth in the CONTRIBUTION AGREEMENT.

“Automatic Transfer Employees” means those JDSU Group Employees engaged in the Lumentum Business whose employment transfers by operation of applicable Law to a member of the Lumentum Group.

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, or other arrangement providing for benefits of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including profit sharing plans, pension plans, supplemental pension plans, Welfare Plans, stock option, stock purchase, stock appreciation rights, other equity-based compensation, and contracts, agreements, policies, practices, programs, plans, and arrangements providing for severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, vacation, sick, or other leave plans; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements.

“Board” means the Board of Directors of the applicable entity.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Continuing Employees” means those Employees whose employment continues with their current employing entity within the Lumentum Group at and following the Contribution or those JDSU Group Employees whose employment continues with their current employing entity within the Viavi Group as applicable at and following the Effective Time.

“Contract” means any agreement, contract, obligation, indenture, instrument, lease, promise, arrangement, commitment or undertaking (whether written or oral and whether express or implied).

“Contribution” shall have the meaning set forth in the CONTRIBUTION AGREEMENT.

“Contribution Agreement” means the CONTRIBUTION AGREEMENT dated as of [•], 2015, by and between JDSU and Lumentum.

“Distribution” means the distribution of the issued and outstanding Common Stock of Holdings par value $0.001 to the holders of issued and outstanding shares of the Common Stock of JDSU as of the Record Date by means of a pro rata distribution of one share of Holdings Common Stock for every five shares of JDSU Common Stock held thereby.

“Distribution Date” means [•].

“Effective Time” means the time at which the Distribution occurs on the Distribution Date, which shall be deemed to be 12:01 a.m., Pacific time, on the Distribution Date.

“Employee” means any JDSU Group Employee, Lumentum Group Employee or Viavi Group Employee.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Force Majeure” means, with respect to a party, an event beyond the control of such party (or any Person acting on its behalf), which by its nature could not reasonably have been foreseen by such party (or such Person), or, if it could have reasonably been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one (1) or more acts of terrorism or failure of energy sources or distribution facilities.

“Former JDSU Group Employee” means any individual who, immediately prior to the Effective Time, is a former Employee of the JDSU Group (other than any Former Lumentum Group Employee).

“Former Lumentum Group Employee” means any individual who is (i) immediately prior to the Effective Time, a former Employee of the JDSU Group whose most recent employment with the JDSU Group was in the Lumentum Business, (ii) a former Employee of the Lumentum Group, or (iii) an individual identified as a Former Lumentum Group Employee on the list previously prepared by JDSU and supplied to Lumentum, and approved by JDSU in its sole discretion, not later than the Effective Time.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, transnational or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government or any executive official thereof.

“Group” means the JDSU Group, the Lumentum Group or the Viavi Group, as the context may dictate.

“HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Holdings Board” means the Board of Directors of Holdings.

“Holdings Equity Awards” means, collectively, Holdings Options, Holdings RSU Awards, and Holdings MSU Awards.

“Holdings Equity Plan” means the Holdings 2015 Equity Incentive Plan to be adopted by Holdings on or prior to the Transfer Date.

“Holdings ESPP” means the Holdings 2015 Employee Stock Purchase Plan to be adopted by Holdings on or prior to the Transfer Date.

“Holdings MSU Award” means a performance unit award (also known as a market stock unit or “MSU” award) granted pursuant to the Holdings Equity Plan in accordance with Section 8.04(b).

“Holdings Option” means an option to purchase Holdings Shares granted pursuant to the Holdings Equity Plan in accordance with Section 8.02(b).

“Holdings Ratio” means the quotient obtained by dividing (i) the Pre-Distribution JDSU Stock Price, by (ii) the Post-Distribution Holdings Stock Price.

“Holdings RSU Award” means a restricted stock unit award granted pursuant to the Holdings Equity Plan in accordance with Section 8.03(b).

“Holdings Share” means a share of Holdings common stock, par value $0.001 per share.

“Individual Agreement” means any individual (i) employment agreement, (ii) retention, severance or change of control agreement, (iii) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (iv) other agreement containing restrictive covenants (including confidentiality and employment-related non-competition and non-solicitation provisions) maintained by a member of the JDSU Group or a member of the Lumentum Group, as in effect immediately prior to the Effective Time.

“IRS” means the United States Internal Revenue Service.

“JDSU” shall have the meaning set forth in the preamble to this Agreement.

“JDSU 401(k) Plan” means the JDS Uniphase Corporation 401(k) Plan, as amended and restated January 1, 2011.

“JDSU 401(k) Trust” shall have the meaning set forth in Section 4.07 (b).

“JDSU Benefit Plan” means any Benefit Plan established, sponsored or maintained by JDSU or any of its Subsidiaries immediately prior to the Effective Time, excluding any Lumentum Benefit Plan.

“JDSU Board” means the Board of Directors of JDSU.

“JDSU Business” shall have the meaning set forth in the CONTRIBUTION AGREEMENT.

“JDSU Compensation Committee” means the Compensation Committee of the JDSU Board.

“JDSU Deferred Compensation Plan” means the JDS Uniphase Corporation Deferred Compensation Plan, amended and restated as of January 1, 2008.

“JDSU Equity Awards” means, collectively, JDSU Options, JDSU RSU Awards, and JDSU MSU Awards.

“JDSU Equity Plan” means any equity compensation plan sponsored or maintained by JDSU immediately prior to the Effective Time (other than the JDSU ESPP), excluding the Holdings Equity Plan.

“JDSU ESPP” means the JDS Uniphase Corporation Employee Stock Purchase Plan as in effect immediately prior to the Effective Time, excluding any Holdings ESPP.

“JDSU Group” means JDSU and each Person (other than any member of the Lumentum Group) that is a Subsidiary of JDSU immediately prior to the Effective Time, which shall include those entities set forth on SCHEDULE 1.1(30) of the CONTRIBUTION AGREEMENT.

“JDSU Group Employee” means an individual who, immediately prior to the Transfer Date or the Effective Time, (i) is employed by, or, on a leave of absence from, any member of the JDSU Group, or (ii) a Former JDSU Group Employee.

“JDSU MSU Award” means a performance unit award (also known as a market stock unit or “MSU” award) granted under a JDSU Equity Plan that is outstanding immediately prior to the Effective Time.

“JDSU Non-U.S. Retirement Plan” means a JDSU Benefit Plan, the primary purpose of which is to provide retirement benefits to JDSU Group Employees, Former JDSU Group Employees, and, as applicable, Lumentum Group Employees and Former Lumentum Group Employees, who are or were employed by a non-U.S. Subsidiary of JDSU.

“JDSU Option” means a stock option to purchase JDSU Shares, granted pursuant to a JDSU Equity Plan, that is outstanding as of immediately prior to the Effective Time.

“JDSU Rabbi Trust” means the grantor trust established by JDSU with T. Rowe Price Trust Company, effective July 1, 2001, pursuant to the JDSU Deferred Compensation Plan.

“JDSU RSU Award” means a restricted stock unit award, granted pursuant to a JDSU Equity Plan, that is outstanding as of immediately prior to the Effective Time.

“JDSU Share” means a share of JDSU common stock, par value $0.001 per share.

“JDSU Variable Compensation Plans” means any variable incentive compensation plan, program or arrangement sponsored by JDSU or a Subsidiary of JDSU, excluding any Lumentum Variable Compensation Plan, pursuant to which an Employee is eligible to receive a cash award, subject in whole or in part to the achievement of performance goals over a period of no more than one (1) year, including without limitation the JDSU FY2015 Variable Pay Plan and the FY2014 JDSU CCOP Sales Incentive Plan.

“JDSU Welfare Plan” means any Welfare Plan established, sponsored, maintained or contributed to by JDSU or any of its Subsidiaries for the benefit of JDSU Group Employees and as applicable Lumentum Group Employees, including each Welfare Plan listed on SCHEDULE A to this Agreement but excluding any Lumentum Welfare Plan.

“Law” means any national, foreign, international, multinational, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, directive, guidance, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all debts, guarantees, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any third Person product liability claim or claim arising in connection with a Benefit Plan), demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract, release or warranty, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Lumentum” shall have the meaning set forth in the preamble to this Agreement.

“Lumentum 401(k) Plan” means the Lumentum Inc. 401(k) Plan, to be adopted by Lumentum on or prior to the Transfer Date as described in Section 4.07(a).

“Lumentum 401(k) Trust” shall have the meaning set forth in Section 4.07(a).

“Lumentum Benefit Plan” means any Benefit Plan to be established, sponsored, maintained or contributed to by a member of the Lumentum Group.

“Lumentum Board” means the Board of Directors of Lumentum.

“Lumentum Business” shall have the meaning set forth in the CONTRIBUTION AGREEMENT.

“Lumentum Deferred Compensation Plan” means the nonqualified deferred compensation plan to be adopted by Lumentum or any other member of the Lumentum Group.

“Lumentum Group” means Lumentum, Holdings and each Person that is a Subsidiary of Lumentum or Holdings immediately prior to or after the Effective Time, which shall include those entities set forth on SCHEDULE 1.1(39) to the CONTRIBUTION AGREEMENT and each Person that becomes a Subsidiary of Lumentum or Holdings after the Effective Time.

“Lumentum Group Employee” means an individual who commences or continues employment with Lumentum, Holdings or one (1) of their Subsidiaries on and following the Transfer Date or the date of Contribution.

“Lumentum Non-U.S. Retirement Plan” means a Lumentum Benefit Plan, the primary purpose of which is to provide retirement benefits to Lumentum Group Employees and/or Former Lumentum Group Employees who are or were employed by a non-U.S. Subsidiary of Lumentum or Holdings.

“Lumentum Non-U.S. Welfare Plan” means a Lumentum Welfare Plan, the primary purpose of which is to provide benefits to Lumentum Group Employees and/or Former Lumentum Group Employees who are or were employed by a non-U.S. Subsidiary of Lumentum or Holdings.

“Lumentum Rabbi Trust” means the trust to be established by Lumentum as described in Section 6.02.

“Lumentum Variable Compensation Plans” means any variable incentive compensation plan, program or arrangement sponsored by a member of the Lumentum Group pursuant to which an Employee is eligible to receive a cash award, subject in whole or in part to the achievement of performance goals over a period of no more than one (1) year.

“Lumentum Welfare Plans” means any Welfare Plan established, sponsored, maintained or contributed to by any member of the Lumentum Group for the benefit of Lumentum Group Employees.

“NASDAQ” means the NASDAQ Stock Market.

“Non-Automatic Transfer Employees” means those Employees who are not Continuing Employees or Automatic Transfer Employees.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

“Post-Distribution” shall refer to any period of time as of or after the Effective Time.

“Post-Distribution Holdings Stock Price” means the VWAP of Holdings Shares for the first four (4) Trading Sessions immediately following the Distribution Date.

“Post-Distribution Viavi Stock Price” means the VWAP of Viavi Shares for the first four (4) Trading Sessions immediately following the Distribution Date.

“Pre-Distribution JDSU Stock Price” means the VWAP of JDSU Shares for the last four (4) Trading Sessions immediately prior to the Distribution Date.

“QDRO” means a qualified domestic relations order within the meaning of ERISA Section 206(d) and Section 414(p) of the Code.

“Qualification Requirements” means, in the aggregate, the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirements of Section 501(a) of the Code, and the requirements described in Sections 401(k) and 401(m) of the Code in respect of a plan intended to meet such requirements.

“Record Date” means the date determined by the JDSU Board as the record date for the Distribution.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Separation and Distribution Agreement” means the SEPARATION AND DISTRIBUTION AGREEMENT dated as of [•], 2015, by and between JDSU, Lumentum, and Holdings.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Third Party” means a Person that is not a member of the JDSU Group, the Lumentum Group or the Viavi Group.

“Trading Session” means the period of time during any given calendar day, commencing with the determination of the opening price on the NASDAQ and ending with the determination of the closing price on the NASDAQ, in which “regular-way” trading in JDSU Shares, Viavi Shares or Holdings Shares (as applicable) is permitted on the NASDAQ.

“Transaction Documents” means this Agreement, the CONTRIBUTION AGREEMENT and the Transfer Documents.

“Transfer” means the transfer of the employment of (1) a JDSU Group Employee engaged in the Lumentum Business from a member of the JDSU Group to a member of the Lumentum Group; or (2) an Employee, who is engaged in the JDSU Business but who is employed by a member of the Lumentum Group, to a member of the Viavi Group.

“Transfer Date” means, with respect to any Employee, the date on which the Transfer of such Employee occurs, which shall be on or before the Contribution, except as otherwise agreed by the parties in respect of additional transitional services as set out in the SEPARATION AND DISTRIBUTION AGREEMENT among the parties dated concurrently herewith.

“Transfer Documents” means the Pre-Contribution Transfer Documents, the Post-Contribution JDSU Transfer Documents and the Post-Contribution Lumentum Transfer Documents (each as defined in the CONTRIBUTION AGREEMENT), including the documents listed on SCHEDULE 1.1(49) of the CONTRIBUTION AGREEMENT.

“Transferred Account Balances” shall have the meaning set forth in Section 4.01(c).

“Transfer Regulations” means the Council Directive 2001/23/EC of 12 March 2001 on the approximation of the laws of the European Union Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses (and its amendments) (collectively, the “Acquired Rights Directive”) and the legislation and regulations of any EU Member State implementing such Acquired Rights Directive, as well as other Laws providing for an automatic transfer of employment in a business transfer.

“U.S.” means the United States of America.

“Viavi” means Viavi Solutions, Inc., the anticipated name of the entity that will continue to operate the JDSU Business at and following the Effective Time.

“Viavi 401(k) Plan” means any JDSU 401(k) Plan, renamed as Viavi 401(k) Plan and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi 401(k) Trust” means any JDSU 401(k) Trust, renamed as Viavi 401(k) Trust and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Benefit Plan” means any JDSU Benefit Plan, renamed as Viavi Benefit Plan and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Board” means the Board of Directors of Viavi.

“Viavi Deferred Compensation Plan” means any JDSU Deferred Compensation Plan, renamed as Viavi Deferred Compensation Plan and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Equity Awards” means, collectively, Viavi Options, Viavi RSU Awards, and Viavi MSU Awards.

“Viavi Equity Plan” means any JDSU Equity Plan, renamed as a Viavi Equity Plan and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi ESPP” means any JDSU ESPP, renamed as a Viavi ESPP and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Group” means Viavi and each Person that is a Subsidiary of Viavi at or after the Effective Time, which shall include each Person that becomes a Subsidiary of Viavi after the Effective Time.

“Viavi Group Employee” means those JDSU Group Employees who commence or continue employment with any member of the JDSU Group or the Viavi Group on and following the Transfer Date or the date of Contribution.

“Viavi MSU Award” means any JDSU MSU Award renamed and converted into a Viavi MSU Award in accordance with Section 8.04(a).

“Viavi Non-U.S. Retirement Plan” means any JDSU Non-U.S. Retirement Plan, renamed as a Viavi Non-U.S. Retirement Plan and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Option” means any JDSU Option renamed and converted into a Viavi Option in accordance with Section 8.02(a).

“Viavi Rabbi Trust” means any JDSU Rabbi Trust, renamed as Viavi Rabbi Trust and assumed and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“Viavi Ratio” means the quotient obtained by dividing (i) the Pre-Distribution JDSU Stock Price, by (ii) the Post-Distribution Viavi Stock Price.

“Viavi RSU Award” means any JDSU RSU Award renamed and converted into a Viavi RSU Award in accordance with Section 8.03(a).

“Viavi Share” means a JDSU Share renamed and traded as Viavi Share at and following the Effective Time.

“Viavi Welfare Plan” means any JDSU Welfare Plan, renamed as Viavi Welfare Plan and assumed and continued in effect by Viavi or any other member of the Viavi Group at and following the Effective Time.

“VWAP” means the volume-weighted average trading price of JDSU Shares, Viavi Shares or Holdings Shares, as applicable, over the specified Trading Sessions, computed by dividing (i) the aggregate sales price of all such shares sold on the NASDAQ during such Trading Sessions, by (ii) the number of all such shares sold on the NASDAQ during such Trading Sessions.

“Welfare Plan” means any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, wellness, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, flexible spending accounts, or severance.

Article II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

2.1 General Principles.

(a) Acceptance and Assumption of Liabilities by Lumentum. Upon the Transfer Date or the date of Contribution, whichever is applicable, except as provided in this Agreement, the Lumentum Group shall retain or accept, and assume, and agree faithfully to perform, discharge and fulfill the following Liabilities in accordance with their respective terms, regardless of when or where such Liabilities arose or arise, whether the facts on which they are based occurred prior to, on or subsequent to the Transfer Date, where or against whom such Liabilities are asserted or determined, whether such Liabilities are asserted or determined prior to the date of this Agreement, and whether such Liabilities arise from or are alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the JDSU Group or the Lumentum Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates:

(i) any and all Liabilities with respect to, in relation to, or for claims made by any Lumentum Group Employees, with the exception of any Liabilities with respect to the claims listed on SCHEDULE B to this Agreement;

(ii) any and all Liabilities expressly assumed by a member of the Lumentum Group pursuant to this Agreement; and

(iii) provided, however, that the Lumentum Group’s retention and assumption of Liabilities for claims made by or with respect to any Lumentum Group Employee in connection with any Benefit Plans (with the exception of any Welfare Plan) are limited to those Benefit Plans that are retained or assumed by a member of the Lumentum Group pursuant to this Agreement, the CONTRIBUTION AGREEMENT or any other Transaction Document.

(b) Acceptance and Assumption of Liabilities by JDSU and Subsequently by Viavi. Upon the Transfer Date or the date of Contribution, whichever is applicable, except as provided in this Agreement, the JDSU Group (and at and immediately following the Effective Time, the Viavi Group) shall retain or accept, and assume, and agree faithfully to perform, discharge and fulfill the following Liabilities in accordance with their respective terms, regardless of when or where such Liabilities arose or arise, whether the facts on which they are based occurred prior to, on or subsequent to the Transfer Date, where or against whom such Liabilities are asserted or determined, whether such Liabilities are asserted or determined prior to the date of this Agreement, and whether such Liabilities arise from or are alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the JDSU Group or the Lumentum Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates:

(i) any and all Liabilities with respect to, in relation to, or for claims made by any Viavi Group Employees;

(ii) any and all Liabilities expressly assumed by a member of the JDSU Group pursuant to this Agreement, including any and all Liabilities with respect to the claims listed on SCHEDULE B to this Agreement ;

(iii) provided, however, that JDSU’s (and subsequently Viavi’s) retention and assumption of Liabilities for claims made by or with respect to any JDSU Group Employee in connection with any Benefit Plans (with the exception of any Welfare Plan) are limited to those Benefit Plans that are retained or assumed by a member of the JDSU Group (and subsequently by a member of the Viavi Group) pursuant to this Agreement, the CONTRIBUTION AGREEMENT or any other Transaction Document; and

(iv) provided further that any and all Liabilities for claims made by or with respect to any Lumentum Group Employees in connection with any Welfare Plan, whether such plan is maintained by a member of the JDSU Group or a member of the Lumentum Group, will be retained and assumed by a member of the JDSU Group and subsequently by an equivalent member of the Viavi Group if the service provided to the Employee was incurred while employed by a member of the JDSU Group.

(c) Other Allocation of Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the parties later determine that they should be allocated in connection with the Distribution, Contribution and/or the Transfer (whether on the Distribution Date, the date of the Contribution or the Transfer Date), the parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

2.2 Service Credit.

(a) Recognition of Seniority by Lumentum. Lumentum shall, and shall cause the applicable member of the Lumentum Group to, recognize each Lumentum Group Employee’s service with JDSU or any of its Subsidiaries or predecessor entities before the Transfer Date for all purposes including with respect to those Lumentum Benefit Plans adopted or maintained by the Lumentum Group on or as of the Distribution Date, unless as otherwise set forth in this Agreement. Such recognition of seniority shall include any seniority that JDSU or any of its Subsidiaries recognized from any previous employer(s) with respect to each Lumentum Group Employee. The recognition of seniority herein shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the JDSU Benefit Plans or Lumentum Benefit Plans.

(b) Recognition of Seniority by Viavi. JDSU shall, and shall cause the applicable member of the Viavi Group to, recognize each Viavi Group Employee’s service with JDSU or any of its Subsidiaries or predecessor entities before the Transfer Date for all purposes including with respect to those Viavi Benefit Plans adopted or maintained by the Viavi Group on or as of the Distribution Date, unless as otherwise set forth in this Agreement. Such recognition of seniority shall include any seniority that JDSU or any of its Subsidiaries recognized from any previous employer(s) with respect to each Viavi Group Employee. The recognition of seniority herein shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the JDSU Benefit Plans or Viavi Benefit Plans.

(c) No Acceleration or Duplication of Benefits. No Lumentum Group Employee or Viavi Group Employee shall receive any of the service credit provided above if such credit would result in acceleration or duplication of benefits.

2.3 Collective Bargaining. JDSU and Lumentum and their respective Subsidiaries shall comply with all obligations under applicable Law to notify and/or consult with Employees or employee representatives, unions, works councils or other employee representative bodies, if any, in respect of the Contribution Agreement and the Transfer, and shall provide such information to the other party as is reasonably required by that party to comply with its notification and/or consultation obligations. Any Liabilities resulting from the failure by one party to comply with such obligations shall be borne by such party.

2.4 Non-U.S. Regulatory Compliance. JDSU shall have the authority to adjust the treatment described in this Agreement with respect to Lumentum Group Employees who are located outside of the United States in order to ensure compliance with the applicable Laws or regulations of countries outside of the United States or to preserve the tax benefits provided under local tax Law or regulation before the Distribution.

Article III

ASSIGNMENT OF EMPLOYEES

3.1 Employee Information. Upon the Transfer Date or earlier if required by mandatory consultation and notification requirements under applicable Law, JDSU (or Viavi, if applicable) shall provide Lumentum with all information reasonably required by Lumentum that relates to all Employees who will be transferred to Lumentum or another member of the Lumentum Group and become Lumentum Group Employees as of the Transfer Date, including but not limited to their names, locations, employing entities, titles, classifications (where applicable), hire dates (or dates of recognized seniority), and current base salaries.

3.2 Cooperation in Employee Transfers. The parties shall take all actions necessary to ensure that all JDSU Group Employees intended to be Lumentum Group Employees are or will be employed by Lumentum or another member of the Lumentum Group as of the Transfer Date, and that all JDSU Group Employees intended to be Viavi Group Employees are or will be employed by Viavi or another member of the Viavi Group as of the Effective Time.

3.3 Employee Transfers.

(a) Continuing Employees. Continuing Employees shall not be terminated upon the Effective Time, but rather the rights, powers, duties, liabilities and obligations of JDSU or the relevant Subsidiary of JDSU to such Employees in respect of their relevant terms of employment in force immediately before the Effective Time shall remain with Lumentum or one (1) of its Subsidiaries or Viavi or one (1) of its Subsidiaries as required by applicable Law or this Agreement.

(b) Automatic Transfer Employees. Automatic Transfer Employees shall not be terminated upon the Transfer Date, but rather the rights, powers, duties, liabilities and obligations of JDSU or the relevant Subsidiary of JDSU to such Employees in respect of their relevant terms of employment in force immediately before the Transfer Date shall be transferred to Lumentum or one (1) of its Subsidiaries by operation of applicable Law.

(c) Non-Automatic Transfer Employees.

(i) Effective on the Transfer Date, Non-Automatic Transfer Employees engaged in the Lumentum Business shall transfer through termination or resignation and rehire, or through jointly agreed-upon transfer, as applicable in the relevant jurisdiction, to Lumentum or one (1) of its Subsidiaries. For such Non-Automatic Transfer Employees, Lumentum or its relevant Subsidiary shall offer employment to each such Employee effective on the Transfer Date, with each such offer to provide the Employee with the same general work location and the same base salary as is in effect immediately prior to the Transfer Date and otherwise on substantially the same terms and conditions of employment in the aggregate as was provided by JDSU or its relevant Subsidiary immediately prior to the Transfer Date.

(ii) Effective on the Transfer Date, Non-Automatic Transfer Employees engaged in the JDSU Business but employed by a member of the Lumentum Group shall transfer through termination or resignation and rehire, or through jointly agreed-upon transfer, as applicable in the relevant jurisdiction, to an entity that will become a member of the Viavi Group upon the Distribution. For Non-Automatic Transfer Employees who are intended to become Viavi Group Employees, JDSU or its relevant Subsidiary shall offer employment to each such Employee effective on the Transfer Date specified earlier in this paragraph, with each such offer to provide the Employee with the same general work location and the same base salary as is in effect immediately prior to such a date and otherwise on substantially the same terms and conditions of employment in the aggregate as was provided by JDSU or its relevant Subsidiary immediately prior to the Transfer Date.

(d) Cooperation. Each of the parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect the relevant continuation and/or transfers of employment described in this section.

(e) Transfers of Employment Benefits. The parties agree that with respect to any transfers of employment, they will cooperate for the transfer of benefits under principles consistent with this Agreement to the extent possible; provided, that where vendor or legal issues exist, neither party shall be liable for the failure to replicate in such circumstances.

(f) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the JDSU Group, any member of the Viavi Group, or any member of the Lumentum Group to (i) continue the employment of any Employee after the date of this Agreement (except as required by applicable Law or contracts) or (ii) change the “at will” employment status of any U.S. Employee, to the extent that such Employee is an “at-will” employee under applicable Law and is not otherwise entitled to continued employment under any applicable contracts.

(g) No Termination of Employment. In no event shall any administrative action taken by either party and/or their third party record-keeper, payroll agent, and/or plan trustee or administrator, to effectuate the transfer of employment pursuant to this section, including the identification of JDSU Group Employees as “terminated” in JDSU’s electronic systems, or the electronic systems of any third party record-keeper, payroll agent, and/or plan trustee or administrator, be deemed to be a termination of any JDSU Group Employee’s employment for any purpose unless otherwise required by applicable Law. The parties acknowledge and agree that the continuation or transfer of the employment of Employees as contemplated by this section shall not entitle any JDSU Group Employees or Lumentum Group Employees to separation payments, benefits or rights of any kind unless otherwise required by applicable Law.

(h) Not a Change of Control/Change in Control. The parties acknowledge and agree that neither the consummation of the Transfer nor any transaction contemplated by this Agreement, the CONTRIBUTION AGREEMENT or any other Transaction Document shall be deemed to be a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan or Individual Agreement sponsored or maintained by any member of the JDSU Group.

3.4 Assignment of Individual Agreements. The existing employer of any Automatic Transfer or Non-Automatic Transfer Employee shall assign to the new employer of such Employee all Individual Agreements to the extent permissible by applicable Law or the terms of such agreements.

3.5 Treatment of Vacation. The accrued but unused vacation of Continuing Employees, Automatic Transfer Employees and Non-Automatic Transfer Employees shall continue or carry over to the Employee’s new employing entity, to the extent permitted by applicable Law.

3.6 Employee Transfer Or Termination Costs. To the extent the transfer of JDSU Group Employees pursuant to the terms of this Agreement triggers any payout of notice, severance, termination indemnities or similar payments, such payments if triggered prior to the Distribution, will be retained, accepted and/or assumed by the JDSU Group. However, any such payments associated with those JDSU Group Employees engaged in the Lumentum Business or otherwise anticipated by the parties to transfer to the Lumentum Group in connection with the Distribution shall be treated as a Corporate Contingent Liability as defined in the CONTRIBUTION AGREEMENT and shall be subject to the treatment of Corporate Contingent Liabilities as set out in the CONTRIBUTION AGREEMENT.

Article IV

U.S. WELFARE PLANS AND 401(K) PLAN

4.1 Lumentum Welfare Plans.

(a) Establishment of Lumentum Welfare Plans. Effective as of the Distribution Date, Lumentum shall, or shall cause the applicable member of the Lumentum Group to, establish the Lumentum Welfare Plans.

(b) Waiver of Conditions; Benefit Maximums. Lumentum shall use commercially reasonable efforts to cause the Lumentum Welfare Plans to:

(i) with respect to initial enrollment and coverage of the Lumentum Group Employees as of the Distribution Date, waive (i) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any such Lumentum Group Employee, other than limitations that were in effect with respect to such Lumentum Group Employee under the applicable JDSU Welfare Plans as of immediately prior to the Distribution Date, and (ii) any waiting period limitation or evidence of insurability requirement applicable to such Lumentum Group Employee other than limitations or requirements that were in effect with respect to such Lumentum Group Employee under the applicable JDSU Welfare Plans as of immediately prior to the Distribution Date; and

(ii) for any Lumentum Group Employee, take into account, (i) with respect to monthly, annual, lifetime, or similar maximum benefits available under the Lumentum Welfare Plans, such Employee’s prior claim experience under the JDSU Welfare Plan; and (ii) any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the applicable JDSU Welfare Plan ending as of the Distribution Date, as applicable, under the applicable Lumentum Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by JDSU for similar purposes prior to the Distribution Date and as if such amounts had been paid in accordance with such Lumentum Welfare Plan.

(c) Flexible Spending Accounts. With respect to each Lumentum Group Employee, the parties shall use commercially reasonable efforts to ensure that as of the Distribution Date, as applicable, any health or dependent care flexible spending accounts of such Lumentum Group Employee (whether positive or negative) (the “Transferred Account Balances”) under JDSU Welfare Plans that are health flexible spending account plans or dependent care flexible spending account plans are transferred, as soon as practicable after the Distribution Date, as applicable, from the JDSU Welfare Plans to the corresponding Lumentum Welfare Plans. Such Lumentum Welfare

Plans shall assume responsibility as of the Distribution Date, as applicable, for all outstanding health flexible spending claims or dependent care claims under the corresponding JDSU Welfare Plans of each Lumentum Group Employee for the calendar year in which the Distribution Date, as applicable, occurs and shall assume and agree to perform the obligations of the corresponding health flexible spending account plans and dependent care flexible spending account plans that are JDSU Welfare Plans from and after the Distribution Date, as applicable. With respect to each Automatic Transfer Employee and Non-Automatic Transfer Employee that become members of the Lumentum Group as of the Distribution Date, all non-flexible spending claims and non-dependent care flexible spending claims shall be the responsibility of their employer at the time the claim was incurred.

4.2 COBRA and HIPAA. JDSU shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the JDSU Welfare Plans with respect to any JDSU Group Employee and Lumentum Group Employee who incur a qualifying event under COBRA before the Distribution Date. Effective as of the Distribution Date with respect to any Lumentum Group Employee, Lumentum shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Lumentum Welfare Plans with respect to any such Lumentum Group Employee who incur a qualifying event or loss of coverage under the Lumentum Welfare Plans as of, or after the Distribution Date, as applicable.

4.3 Insurance Contracts. To the extent that any JDSU Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the parties will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Lumentum (except to the extent that changes are required under applicable Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both JDSU and Lumentum for a reasonable term. Neither party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other party. Each party shall be responsible for any additional premiums, charges, or administrative fees that such party may incur pursuant to this section.

4.4 Third-Party Vendors. Except as provided below, to the extent that any JDSU Welfare Plan is administered by a third-party vendor, the parties will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for Lumentum and to maintain any pricing discounts or other preferential terms for both JDSU and Lumentum for a reasonable term. Neither party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other party. Each party shall be responsible for any additional premiums, charges, or administrative fees that such party may incur pursuant to this section.

4.5 Fringe Benefits. Effective as of the Distribution Date, Lumentum shall adopt fringe benefit arrangements, if any, as it deems to be appropriate.

4.6 Workers’ Compensation. The treatment of workers’ compensation in connection with the Transfer shall be governed by the CONTRIBUTION AGREEMENT.

4.7 Lumentum 401(k) Plan.

(a) Establishment of Plan. Effective as of the Distribution Date, Lumentum shall establish the Lumentum 401(k) Plan and a related trust (the “Lumentum 401(k) Trust”) which shall be intended to meet the Qualification Requirements (including under sections 401(k) and (m) of the Code). Prior to the transfer of Lumentum Group Employee’s assets in the JDSU 401(k) Plan to the Lumentum 401(k) plan, Lumentum shall provide JDSU with (i) a copy of the Lumentum 401(k) Plan and Lumentum 401(k) Trust; and (ii) a copy of certified resolutions of the Lumentum Board (or its authorized committee or other delegate) evidencing adoption of the Lumentum 401(k) Plan and Lumentum 401(k) Trust and the assumption by the Lumentum 401(k) Plan of the JDSU 401(k) Plan assets being transferred.

(b) Transfer of Account Balances. Effective as soon as practicable following the Distribution Date (or such other times as mutually agreed to by the parties), JDSU shall cause the trustee of the JDSU 401(k) Plan to transfer from the trust which forms a part of the JDSU 401(k) Plan (the “JDSU 401(k) Trust”) to the Lumentum 401(k) Trust, the account balances of such persons under the JDSU 401(k) Plan, determined as of the date of the transfer. The parties shall work in concert to facilitate such transfers being made in kind, including promissory notes evidencing the transfer of outstanding loans. Any Asset and Liability transfers pursuant to this section shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code. The parties agree that to the extent that any assets are not transferred in kind, the assets transferred will be mapped into an appropriate investment vehicle.

(c) Lumentum 401(k) Plan Provisions. The Lumentum 401(k) Plan shall provide that:

(i) Lumentum Group Employees shall be eligible to participate in the Lumentum 401(k) Plan as soon as practicable following the Distribution and the adoption of the Lumentum 401(k) Plan;

(ii) the account balance of each Lumentum Group Employee under the JDSU 401(k) Plan as of the date of the transfer of Assets from the JDSU 401(k) Plan (including any outstanding promissory notes relating to outstanding loans) shall be credited to such individual’s account under the Lumentum 401(k) Plan; and

(iii) the Lumentum 401(k) Plan shall assume and honor the terms of all QDRO’s in effect under the JDSU 401(k) Plan in respect of Lumentum Group Employees as of immediately prior to the Distribution.

(d) Plan Fiduciaries. For all periods after the Distribution Date, the parties agree that the applicable fiduciaries of each of the Viavi 401(k) Plan and the Lumentum 401(k) Plan, respectively, shall have the authority with respect to the Viavi 401(k) Plan and the Lumentum 401(k) Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(e) No Distributions. The JDSU 401(k) Plan shall be amended to prevent any Lumentum Group Employee from being entitled to a right to a distribution of his or her benefit under the JDSU 401(k) Plan as a result of his or her transfer of employment from the JDSU Group to the Lumentum Group.

4.8 Recognition of Service. The Lumentum Welfare Plans and 401(k) Plan shall, and Lumentum shall recognize each Lumentum Group Employee’s service with JDSU at or before the Transfer Date, with respect to such Lumentum Plans adopted or maintained by Lumentum on or as of the Distribution Date or as otherwise required by applicable Law, to the same extent that such service was recognized by JDSU for similar purposes prior to the Distribution Date. Such recognition of seniority shall include any seniority that JDSU or any of its Subsidiaries recognized from any previous employer(s) with respect to each Lumentum Group Employee. The service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the JDSU Welfare and 401(k) Plans or Lumentum Welfare and 401(k) Plans. Except as required by applicable Law, the Lumentum Welfare Plans and 401(k) Plan shall not recognize service with JDSU for periods on or after the Transfer Date.

Article V

NON-U.S. WELFARE PLANS AND 401(K) PLAN

5.1 Establishment of Lumentum Non-U.S. Welfare Plans. Lumentum shall, or shall cause its relevant Subsidiary to, establish one (1) or more Lumentum Non-U.S. Welfare Plans, provided that Lumentum may limit participation in such plans to those Lumentum Group Employees who participated in the corresponding JDSU Welfare Plans immediately prior to the Transfer Date.

(a) Waiver of Conditions; Benefit Maximums. Lumentum shall use commercially reasonable efforts to cause the Lumentum Non-U.S. Welfare Plans to:

(i) with respect to initial enrollment and coverage of the Lumentum Group Employees as of the Distribution Date, waive (i) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any such Lumentum Group Employee, other than limitations that were in effect with respect to such Lumentum Group Employee under the applicable JDSU Non-U.S. Welfare Plans as of immediately prior to the Distribution Date, and (ii) any waiting period limitation or evidence of insurability requirement applicable to such Lumentum Group Employee other than limitations or requirements that were in effect with respect to such Lumentum Group Employee under the applicable JDSU Non-U.S. Welfare Plans as of immediately prior to the Distribution Date; and

(ii) for any Lumentum Group Employee, take into account, (i) with respect to monthly, annual, lifetime, or similar maximum benefits available under the Lumentum Non-U.S. Welfare Plans, such Employee’s prior claim experience under the JDSU Non-U.S. Welfare Plan; and (ii) any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the applicable JDSU Non-U.S. Welfare Plan ending as of the Distribution Date, as applicable, under the applicable Lumentum Non-U.S. Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by JDSU for similar purposes prior to the Distribution Date and as if such amounts had been paid in accordance with such Lumentum Non-U.S. Welfare Plan.

5.2 Establishment of Lumentum Non-U.S. Retirement Plans. Lumentum shall, or shall cause its relevant Subsidiary to, establish one (1) or more Non-U.S. Retirement Plans, provided that Lumentum may limit participation in such plans to those Lumentum Group Employees who participated in the corresponding JDSU Non-U.S. Retirement Plans immediately prior to the Transfer Date.

(a) Transfer of Non-U.S. Retirement Plan Assets and Liabilities. After a Lumentum Non-U.S. Retirement Plan is established in accordance with this Section 5.02, then, with respect to each of the countries or entities listed in SCHEDULE C, except as otherwise provided in this Agreement, the Assets and Liabilities determined as of the Transfer Date under the corresponding JDSU Non-U.S. Retirement Plan attributable to Lumentum Group Employees and Former Lumentum Group Employees who are participants in that plan, along with any other Assets and Liabilities that Lumentum agrees to assume with respect to such plan, shall be transferred to the applicable Lumentum Non-U.S. Retirement Plan. Each JDSU Non-U.S. Retirement Plan shall retain all Assets and Liabilities related to JDSU Group Employees, and Former JDSU Group Employees. Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan. Such Liabilities will be valued as of the Transfer Date using the projected benefit obligation based on the provisions of the applicable JDSU Non-U.S. Retirement Plan as in effect on the Transfer Date and applying demographic and other assumptions used in the most recently completed valuation of the applicable JDSU Non-U.S. Retirement Plan. The parties agree to use commercially reasonable efforts to accomplish each transfer as soon as practicable following the Transfer Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed to be necessary or advisable in accordance with applicable Law.

(b) Lumentum Non-U.S. Retirement Plan Provisions. Each Lumentum Non-U.S. Retirement Plan shall provide, except as otherwise provided in this Agreement and the CONTRIBUTION AGREEMENT, that:

(i) Lumentum Group Employees and Former Lumentum Group Employees shall (A) be eligible to participate in such Lumentum Non-U.S. Retirement Plan to the extent that they were eligible to participate in the corresponding JDSU Non-U.S. Retirement Plan as of the Transfer Date, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the corresponding JDSU Non-U.S. Retirement Plan as if that service had been rendered to the Lumentum Group;

(ii) the compensation paid by the JDSU Group to a Lumentum Group Employee or a Former Lumentum Group Employee that is recognized under the applicable JDSU Non-U.S. Retirement Plan shall be credited and recognized for all applicable purposes under the corresponding Lumentum Non-U.S. Retirement Plan as though it were compensation from the Lumentum Group; and

(iii) the accrued benefit of each Lumentum Group Employee or Former Lumentum Group Employee under the applicable JDSU Non-U.S. Retirement Plan that is transferred to the corresponding Lumentum Non-U.S. Retirement Plan pursuant to Section 5.02(a) shall be paid under such Lumentum Non-U.S. Retirement Plan in accordance with the terms of such Lumentum Non-U.S. Retirement Plan and applicable Law, with employment by the JDSU Group treated as employment by the Lumentum Group under the Lumentum Non-U.S. Retirement Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms.

(c) JDSU Non-U.S. Retirement Plans. On and after the Transfer Date, no Lumentum Group Employees shall participate in or accrue any benefits under the JDSU Non-U.S. Retirement Plans. JDSU, or Viavi, shall continue to be responsible for Liabilities in respect of Viavi Group Employees under the Viavi Non-U.S. Retirement Plans.

Article VI

NONQUALIFIED DEFERRED COMPENSATION

6.1 Deferred Compensation Plan.

(a) Establishment of Lumentum Deferred Compensation Plan. Effective on or as soon as practicable following the Transfer Date, Lumentum shall establish the Lumentum Deferred Compensation Plan. Upon such establishment, Lumentum shall, and shall cause the Lumentum Deferred Compensation Plan to, assume all Liabilities under the JDSU Deferred Compensation Plan for the account balances and accrued benefits of Lumentum Group Employees, and JDSU and the JDSU Deferred Compensation Plan shall be relieved of all such Liabilities.

(b) JDSU Deferred Compensation Plan. From and after the establishment of the Lumentum Deferred Compensation Plan, no Lumentum Group Employee shall participate in or accrue any benefits under the JDSU Deferred Compensation Plan. JDSU or Viavi shall continue to be responsible for Liabilities in respect of Viavi Group Employees under the Viavi Deferred Compensation Plan.

6.2 Rabbi Trust. Effective on or as soon as practicable following the Transfer Date, Lumentum shall, or shall cause another member of the Lumentum Group to, adopt the Lumentum Rabbi Trust. In connection with the establishment by Lumentum of the Lumentum Deferred Compensation Plan and the assumption by Lumentum and the Lumentum Deferred Compensation Plan of the Liabilities under the JDSU Deferred Compensation Plan in respect of the Lumentum Group Employees, on or as soon as practicable following the Transfer Date, JDSU shall, or shall cause the JDSU Rabbi Trust to, transfer in kind to the Lumentum Rabbi Trust the account balances of Lumentum Group Employees covered by the Lumentum Deferred Compensation Plan.

6.3 Participant Elections. Any election made by a Lumentum Group Employee under the JDSU Deferred Compensation Plan, including without limitation those with respect to compensation deferral, investments, optional forms of benefit, benefit commencement and beneficiaries, shall be recognized for the same purposes under the Lumentum Deferred Compensation Plan. No new elections shall be permitted under the Lumentum Deferred Compensation Plan as a result of the Transfer.

6.4 Participation; Distributions. The parties acknowledge that none of the transactions contemplated by this Agreement, the CONTRIBUTION AGREEMENT or any Transaction Document will trigger a payment or distribution of compensation under the JDSU Deferred Compensation Plan or the Lumentum Deferred Compensation Plan.

6.5 Top Hat Filing. To the extent applicable, with respect to the Lumentum Deferred Compensation Plan, Lumentum shall make the filing described under Dept. of Labor Reg. § 2520.104-23 within the time prescribed by such regulation.

Article VII

VARIABLE COMPENSATION PLANS

7.1 JDSU Variable Compensation Plans.

(a) Generally. Lumentum Group Employees covered by the JDSU Variable Compensation Plans shall continue to be eligible to participate in such plans until immediately prior to the Distribution Date. JDSU shall promptly determine the amount of the awards earned by and payable to such persons under the JDSU Variable Compensation Plans. Payment of the awards shall be made by members of the Lumentum Group pursuant to and consistent with the terms of the applicable JDSU Variable Compensation Plans, and members of the JDSU Group shall reimburse such members of the Lumentum Group for the amount paid, such reimbursement to be made no more than twenty (20) business days following Lumentum’s notification of the amount of the awards paid to such persons. Regardless of the method by which such awards are paid to Lumentum Group Employees and notwithstanding anything contrary in this Agreement (with the exception of Section 9.22), the JDSU Group shall retain and agree faithfully to perform, discharge and fulfill any and all Liabilities with respect to, in relation to, or for claims made by any Lumentum Group Employees with respect to awards earned and payable under the JDSU Variable Compensation Plans.

(b) Payment of Earned Awards. The parties agree that Lumentum Group Employees who have earned any amount of awards under the applicable JDSU Variable Compensation Plans prior to the Distribution Date shall be entitled to receive payment of such awards notwithstanding any requirement in the applicable JDSU Variable Compensation Plans that the Employee remains employed by JDSU on the date of the payment.

7.2 Lumentum Variable Compensation Plans. Prior to or promptly after the Transfer Date, Lumentum shall use commercially reasonable efforts to establish Lumentum Variable Compensation Plans. The Lumentum Group shall be solely responsible for establishing performance metrics, funding, paying, and discharging all obligations relating to any variable compensation awards under the Lumentum Variable Compensation Plans, and no member of the JDSU Group or Viavi Group shall have any rights or obligations with respect thereto.

Article VIII

EQUITY BASED COMPENSATION

8.1 General Principles.

(a) Generally. Each JDSU Equity Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that the JDSU Compensation Committee may provide for different adjustments with respect to some or all JDSU Equity Awards to the extent that the JDSU Compensation Committee deems such adjustments to be necessary and appropriate. Any adjustments made by the JDSU Compensation Committee pursuant to the foregoing sentence shall be deemed to have been incorporated by reference herein as if fully set forth below and shall be binding on the parties and their respective Affiliates.

(b) Continuation of JDSU Equity Plans as Viavi Equity Plans. At the Effective Time, Viavi will take all action necessary to assume or continue the JDSU Equity Plan and the JDSU ESPP as the Viavi Equity Plan and the Viavi ESPP, respectively.

(c) Establishment of the Holdings Equity Plan. Prior to the Effective Time, Holdings shall adopt the Holdings Equity Plan under which the Holdings Equity Awards shall be assumed or substituted in conversion of the corresponding JDSU Equity Awards held by Lumentum Group Employees. To the extent necessary for any such Holdings Equity Awards to qualify for transitional relief under Treasury Regulation Section 1.162-27(f)(4)(iii), the JDSU Compensation Committee shall take the necessary action to approve the Holdings Equity Plan and the Holdings Equity Awards.

(d) Equity Awards Subject to Applicable Equity Plan and Award Agreement. From and after the Effective Time, all JDSU Equity Awards adjusted or converted pursuant to this Article VIII shall be subject to the terms and conditions set forth in the applicable Viavi Equity Plan or Holdings Equity Plan and corresponding award agreements. Without limiting the generality of the foregoing, from and after the Effective Time, all references to the applicable company in award agreements subject to a Viavi Equity Plan or to the Holdings Equity Plan, as applicable, including but not limited to, “Corporate Transaction,” “Change in Control” or similar terms and other administrative provisions requiring interpretation shall refer to the appropriate company to reflect the Transfer (e.g., the definition of “Corporate Transaction” under an award agreement subject to the Holdings Equity Plan shall mean a Corporate Transaction with respect to Holdings rather than Viavi). Except as otherwise provided by this Article VIII, each adjusted Viavi Equity Award or converted Holdings Equity Award shall be subject to the same terms after the Effective Time as were applicable to the corresponding JDSU Equity award immediately prior to the Effective Time.

(e) Service Credit. Following the Effective Time, a grantee who has outstanding equity-based awards under one (1) or more of the Viavi Equity Plans and/or converted equity-based awards under the Holdings Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award. The assignment or transfer of employment of any JDSU Group Employee to a member of the Lumentum Group or to another member of the JDSU Group, or the continuation of employment of any JDSU Group Employee by a member of the Viavi Group will not be deemed a termination of or separation from employment for purposes of any JDSU, Holdings or Viavi Equity Plan.

(f) Application to Members of JDSU Board. Each JDSU Equity Award held immediately prior to the Effective Time by a member of the JDSU Board who will continue as a member of the Viavi Board or who will continue as a member of the Holdings Board at the Effective Time shall be adjusted or converted pursuant to this Article VIII in the same manner as a similar award held by a Viavi Group Employee or a Lumentum Group Employee, as applicable.

(g) Cooperation of the Parties. JDSU (and as applicable, Viavi) and Holdings shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article VIII, including, without limitation, assisting one another following the Distribution Date with administrative or other support necessary to comply with applicable Laws in applicable non-U.S. jurisdictions and to the extent practicable, providing written notice or similar communication to each Employee or director who holds one (1) or more JDSU Equity Awards informing such Employee or director, as applicable, of (i) the actions contemplated by this Article VIII with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of such awards during which time awards may not be exercised or settled, as the case may be.

(h) Compliance with Applicable Law. No award described in this Article VIII, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. With respect to each outstanding stock option, the period during which such option is exercisable and the ultimate expiration date of the option will not be extended. The adjustment or conversion of JDSU Equity Awards shall be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.

8.2 Stock Options. Each JDSU Option that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Viavi Option or a Holdings Option as follows:

(a) JDSU Options Held by Viavi Group Employees, Former JDSU Group Employees and Former Lumentum Group Employees. At the Effective Time, each outstanding JDSU Option held by a Viavi Group Employee, Former JDSU Group Employee or Former Lumentum Group Employee shall be converted into an option for Viavi Shares, outstanding under the Viavi Equity Plan, and shall be adjusted as follows (a “Viavi Option”):

(i) the number of Viavi Shares (rounded down to the nearest whole share) subject to the Viavi Option will equal (A) the number of JDSU Shares subject to such JDSU Option immediately before the Effective Time multiplied by (B) the Viavi Ratio; and

(ii) the per-share exercise price (rounded up to the nearest whole cent) of the Viavi Option will equal (A) the per-share exercise price of such JDSU Option immediately before the Effective Time divided by (B) the Viavi Ratio.

(b) JDSU Options Held by Lumentum Group Employees. At the Effective Time, each outstanding JDSU Option held by a Lumentum Group Employee shall be converted into an option for Holdings Shares under the Holdings Equity Plan, adjusted as follows (a “Holdings Option”):

(i) the number of Holdings Shares (rounded down to the nearest whole share) subject to the Holdings Option will equal (A) the number of JDSU Shares subject to such JDSU Option immediately before the Effective Time multiplied by (ii) the Holdings Ratio; and

(ii) the per-share exercise price (rounded up to the nearest whole cent) of the Holdings Option will equal (i) the per-share exercise price of such JDSU Option immediately before the Effective Time divided by (ii) the Holdings Ratio.

(c) Adjustment of Market Price Condition. For purposes of determining the satisfaction of any market price condition applicable to any Viavi Option or Holdings Option that is to be determined over any period of trading days following the Distribution Date, the applicable market price for any applicable trading day shall be computed as the sum of (i) the closing price of a Viavi Share and (ii) the product of the closing price of a Holdings Share and the ratio of the number of shares of Holdings Common Stock distributed in the Distribution for every one (1) share of JDSU Common Stock.

8.3 Restricted Stock Units. Each JDSU RSU Award that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Viavi RSU Award or a Holdings RSU Award as follows:

(a) JDSU RSU Awards Held by Viavi Group Employees, Former JDSU Group Employees and Former Lumentum Group Employees. At the Effective Time, each outstanding JDSU RSU Award held by a Viavi Group Employee, Former JDSU Group Employee or Former Lumentum Group Employee shall be converted into a restricted stock unit award with respect to Viavi Shares, outstanding under the Viavi Equity Plan, and shall be adjusted as follows (a “Viavi RSU Award”). The number of Viavi Shares (rounded down to the nearest whole share) subject to the Viavi RSU Award will equal (i) the number of JDSU Shares subject to such JDSU RSU Award immediately before the Effective Time multiplied by (ii) the Viavi Ratio.

(b) JDSU RSU Awards Held by Lumentum Group Employees. At the Effective Time or at an employee’s later Transfer Date, if applicable, each outstanding JDSU RSU Award held by a Lumentum Group Employee shall be converted into restricted stock unit award with respect to Holdings Shares under the Holdings Equity Plan, adjusted as follows (a “Holdings RSU Award”). The number of Holdings Shares (rounded down to the nearest whole share) subject to the Holdings RSU Award will equal (i) the number of JDSU Shares subject to such JDSU RSU Award immediately before the Effective Time multiplied by (ii) the Holdings Ratio.

8.4 Performance Unit Awards. Each JDSU MSU Award that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Viavi MSU Award or a Holdings MSU Award as follows:

(a) JDSU MSU Awards Held by Viavi Group Employees, Former JDSU Group Employees and Former Lumentum Group Employees. At the Effective Time, each outstanding JDSU MSU Award held by a Viavi Group Employee, Former JDSU Group Employee or Former Lumentum Group Employee shall be converted into a performance unit award with respect to Viavi Shares, outstanding under the Viavi Equity Plan, and shall be adjusted as follows (a “Viavi MSU Award”):

(i) the target number of Viavi Shares (rounded down to the nearest whole share) subject to the Viavi MSU Award will equal (A) the target number of JDSU Shares subject to such JDSU MSU Award immediately before the Effective Time multiplied by (B) the Viavi Ratio; and

(ii) the vesting and performance goals of each Viavi MSU Award shall be adjusted as determined by the Viavi Board.

(b) JDSU MSU Awards Held by Lumentum Group Employees. At the Effective Time, each outstanding JDSU MSU Award held by a Lumentum Group Employee shall be converted into a performance unit award with respect to Holdings Shares, outstanding under the Holdings Equity Plan, and shall be adjusted as follows (a “Holdings MSU Award”):

(i) the target number of Holdings Shares (rounded down to the nearest whole share) subject to the Holdings MSU Award will equal (A) the target number of JDSU Shares subject to such JDSU MSU Award immediately before the Effective Time multiplied by (B) the Holdings Ratio.

(ii) the vesting and performance goals of each Holdings MSU Award shall be adjusted as determined by the Holdings Board.

8.5 Employee Stock Purchase Plans.

(a) JDSU ESPP. The administrator of the JDSU ESPP shall take all actions necessary and appropriate to provide that:

(i) eligible JDSU Group Employees and eligible Lumentum Group Employees may participate in any offering and purchase periods ending prior to the Distribution Date;

(ii) Lumentum Group Employees will not be eligible to participate in any offering or purchase period under the Viavi ESPP commencing on or after the Distribution Date; and

(iii) the JDSU ESPP shall continue in effect as the Viavi ESPP following the Effective Time.

(b) Establishment of Holdings ESPP. Prior to the Effective Time, Holdings shall adopt the Holdings ESPP. The administrator of the Holdings ESPP, in its sole discretion, shall determine the jurisdictions offered and the timing of the offering periods under the Holdings ESPP. The Holdings ESPP will include authority to grant options which do not meet the requirements of Section 423(b) of the Code (as well as options which meet such requirements).

8.6 Section 16(b) of the Exchange Act. By approving the adoption of this Agreement, the respective Board of Directors of each of JDSU, Viavi and Holdings intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity securities by directors and officers of each of JDSU, Viavi and Holdings contemplated by this Agreement, and the respective Boards of Directors of JDSU, Viavi and Holdings also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of shares from delivery pursuant to any equity-based award in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the applicable JDSU Equity Plan, Viavi Equity Plan or Holdings Equity Plan and any award agreement.

8.7 Liability for Grant, Modification or Settlement of Equity Awards.

(a) Viavi shall be responsible for all liabilities associated with JDSU Equity Awards converted into Viavi Equity Awards, including all obligations related to the grant, exercise or settlement of such Viavi Equity Awards.

(b) Holdings shall be responsible for all liabilities associated with JDSU Equity Awards converted into Holdings Equity Awards, including all obligations related to the grant, exercise or settlement of such Holdings Equity Awards.

8.8 Registration and Other Regulatory Requirements. Holdings agrees to prepare and file Form S-8 (or another appropriate form) registration statement with respect to, and to cause to be registered pursuant to the Securities Act, Holdings Shares authorized for issuance under the Holdings Equity Plan and Holdings ESPP, as required pursuant to the Securities Act, before the date of issuance of any Holdings Shares pursuant to the Holdings Equity Plan or commencement of any offering period under the Holdings ESPP. The parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this section, including compliance with securities Laws and other legal requirements associated with equity awards in applicable non-U.S. jurisdictions or associated with the grant of equity awards or modification or adjustment of equity awards in connection with the Transfer including assisting one another with administrative or other support following the Transfer Date.

8.9 Tax Reporting and Withholding. Unless prohibited by applicable Law, following the Effective Time (a) the Lumentum Group shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of Holdings Equity Awards in respect of their Holdings Equity Awards; and (b) Viavi shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of Viavi Equity Awards in respect of their Viavi Equity Awards. JDSU (and Viavi, if applicable), Lumentum and Holdings agree to enter into any necessary agreements regarding the subject matter of this section to enable JDSU, Lumentum, Holdings and Viavi to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable Laws regarding the reporting, withholding or remitting of income and/or taxes.

Article IX

MISCELLANEOUS

9.1 Information Sharing and Access.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, JDSU (and Viavi, if applicable) (acting directly or through members of the JDSU Group (or the Viavi Group, if applicable)) or, Holdings and Lumentum (acting directly or through members of the Lumentum Group) shall provide to the others and their respective authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting and calculation of benefits) on a timely basis under the circumstances for the parties to perform their respective duties under this Agreement. To the extent that such information is maintained by a third party vendor, each party shall use its commercially reasonable best efforts to require the third party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Transfer Date, JDSU shall transfer to Lumentum any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to Lumentum Group Employees and other records reasonably required by Lumentum and Holdings to enable Lumentum and Holdings to properly carry out their obligations under this Agreement. Such transfer of records generally shall occur as soon as administratively practicable at or after the Transfer Date. Each party will permit the other parties reasonable access to Employee records, to the extent reasonably necessary for such accessing party to carry out its obligations hereunder.

(c) Access to Records. To the extent not inconsistent with this Agreement, the CONTRIBUTION AGREEMENT or any applicable privacy protection Laws, reasonable access to Employee-related and Benefit Plan related records after the Distribution Date will be provided to members of the Viavi Group and members of the Lumentum Group.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, JDSU, Holdings, Lumentum and Viavi shall comply with all applicable Laws and internal policies, including each party’s document retention policy; provided that the period for retention shall be the longest period required by any of the foregoing, as applicable, to such party. Each party shall indemnify and hold harmless the other parties from and against any and all Liabilities that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws and internal policies applicable to such information.

(e) Cooperation. Each party shall use commercially reasonable best efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection Laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any claims under or audit of or litigation with respect to any Employee Benefit Plan, policy or arrangement contemplated by this Agreement, (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any Employee Benefit Plan, policy or arrangement contemplated by this Agreement, (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority, and (iv) any audits by a Governmental Authority or corrective actions, in either case, relating to any Benefit Plan, labor or payroll practices; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(f) Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to the CONTRIBUTION AGREEMENT and the requirements of applicable Law.

9.2 Consistency of Tax Positions; Duplication. JDSU (and Viavi, if applicable), Holdings and Lumentum shall individually and collectively use commercially reasonable efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers’ compensation contributions, or unemployment contributions arising on or after the Transfer Date. JDSU (and Viavi, if applicable), Holdings and Lumentum shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

9.3 Costs. Fees, costs and expenses relating to the establishment of Lumentum Benefit Plans and the transfer of employment of Lumentum Group Employees shall be borne by JDSU with respect to separation costs incurred or accrued prior to the Transfer Date. Fees, costs and expenses incurred or accrued with respect to third party service providers relating to the establishment of Lumentum Benefit Plans on or after the Transfer Date relating to such plans and employment transfers of Lumentum Group Employees shall be borne by Lumentum or Holdings.

9.4 Preservation of Rights to Amend. The rights of each member of the JDSU Group, each member of the Lumentum Group, and each member of the Viavi Group to amend, waive, or terminate any Benefit Plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

9.5 Fiduciary Matters. JDSU (and Viavi, if applicable), Holdings and Lumentum acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed to be necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other parties for any Liabilities caused by the failure to satisfy any such responsibility.

9.6 Section 409A of the Code. The parties acknowledge that the provisions of the Agreement and the CONTRIBUTION AGREEMENT shall be interpreted and implemented in a manner to avoid the imposition on Employees of taxes under Section 409A of the Code. If any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, the parties shall cooperate in good faith to modify the applicable provision in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions. Notwithstanding the foregoing, no party nor any of its Subsidiaries or Affiliates shall have any Liability to any Employee in the event that Section 409A applies to any payment in a manner that results in adverse tax consequences for an Employee.

9.7 Further Assurances. Each party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other parties hereto may reasonably request to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

9.8 Dispute Resolution. The dispute resolution procedures set forth in Article VI of the CONTRIBUTION AGREEMENT shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

9.9 Governing Law; Submission to Jurisdiction; Waiver of Trial.

(a) This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

(b) Each of the parties, on behalf of themselves and the members of their respective Group, hereby irrevocably (i) agrees that any dispute shall be subject to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, (ii) waives any claims of forum non conveniens, and agrees to submit to the jurisdiction of such courts and (iii) agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.13 shall be effective service of process for any litigation brought against it in any such court or for the taking of any other acts as may be necessary or appropriate in order to effectuate any judgment of said courts.

9.10 Survival of Covenants. Except as expressly set forth in this Agreement or any other Transaction Document, the covenants and other agreements contained in this Agreement and each other Transaction Document, and Liability for the breach of any obligations contained herein or therein, shall survive the execution of this Agreement.

9.11 Waivers of Default. A waiver by a party of any default by another party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the waiving party. No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by any party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the party so waiving.

9.12 Force Majeure. No party (or any Person acting on its behalf) shall have any Liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any other Transaction Document, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of

Force Majeure. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) notify the other parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement or the applicable other Transaction Document as soon as feasible.

9.13 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed followed by delivery of an original via overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to JDSU, to:

JDS Uniphase Corporation

430 North McCarthy Blvd

Milpitas, California, USA

95035

Attention: General Counsel

Email:

With a copy (until the Effective Time) to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303-2215

Attention: Ed Batts

Facsimile:

Email:

If to Lumentum, to:

Lumentum Inc.

400 North McCarthy Blvd

Milpitas, California USA

95035

Attention: General Counsel

Email:

With a copy (until the Effective Time) to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303-2215

Attention: Ed Batts

Facsimile:

Email:

If to Holdings, to:

Lumentum Holdings Inc.

400 North McCarthy Blvd

Milpitas, California USA

95035

Attention: General Counsel

Email:

With a copy (until the Effective Time) to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303-2215

Attention: Ed Batts

Facsimile:

Email:

Any party may, by notice to the other parties, change the address to which such notices are to be given.

9.14 Termination. Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of JDSU without the prior approval of any Person, including Holdings or Lumentum. In the event of such termination, this Agreement shall become void and no party, or any of its officers and directors shall have any Liability to any Person by reason of this Agreement. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the parties to this Agreement.

9.15 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

9.16 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including any Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

9.17 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto, except that a party may assign any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of such party or in connection with a merger transaction in which such party is not the surviving entity; provided, however, that, in each case, no such assignment shall release such party from any Liability or obligation under this Agreement and the surviving entity of any merger or the transferee of such assets or businesses shall agree in writing to be bound by the terms of this Agreement as if named as a party hereto. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any other Person except the parties any rights or remedies hereunder. There are no other third party beneficiaries of this Agreement and this Agreement shall not provide any other third party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Employee Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Employee Benefit Plan pursuant to the terms of such plan. No current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement.

9.18 Specific Performance. Subject to Article VI of the CONTRIBUTION AGREEMENT, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the parties.

9.19 Amendments. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.

9.20 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “party” shall mean JDSU, Holdings or Lumentum, as appropriate, and references to “parties” shall mean JDSU, Holdings and Lumentum, (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) JDSU, Holdings and Lumentum have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xii) a reference to any Person includes such Person’s successors and permitted assigns.

9.21 Counterparts. This Agreement may be executed in one (1) or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

9.22 Item 1 in Schedule 2.3(B)(I) to the Contribution Agreement. Notwithstanding anything set forth in this Agreement to the contrary, the allocation of Liabilities set forth in this Agreement is subject to Item 1 in Schedule 2.3(B)(I) to the Contribution Agreement.

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IN WITNESS WHEREOF, the parties have caused this EMPLOYEE MATTERS AGREEMENT to be executed by their duly authorized representatives.

JDS UNIPHASE CORPORATION

/s/ Tom Waechter
By: Tom Waechter
Its: Chief Executive Officer

LUMENTUM OPERATIONS LLC

/s/ Alan Lowe
By: Alan Lowe
Its: President

LUMENTUM HOLDINGS INC.

/s/ Alan Lowe
By: Alan Lowe
Its: Chief Executive Officer